UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2007

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

As described below in Item 8.01, NexCen Brands, Inc. (the “Company”) issued 1.6 million shares of Company common stock to former UCC securityholders. In issuing such shares, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01    Other Events

2007 Annual Meeting of Stockholders

On September 5, 2007, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”), at which two proposals were presented to the Company’s stockholders for consideration. The two matters presented for consideration were: (1) the election of nine directors to hold office until the 2008 Annual Meeting of Stockholders or until their successors are elected and qualified and (2) a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. The number of issued and outstanding shares of common stock of the Company as of July 31, 2007, the record date established by the board of directors for determining stockholder eligibility to vote at the Annual Meeting, was 51,907,473. Computershare, the Company’s independent inspectors of election at the Annual Meeting, has certified the voting results. There were personally or by proxy at the Annual Meeting stockholders holding an aggregate of 43,539,201 shares of common stock of the Company, representing approximately 83.88% of the total shares eligible to vote. Set forth below are the results of the votes taken at the Annual Meeting.

The nominees for election to the board of directors were elected by the stockholders by the following vote:

Name:	Votes For:	Votes Withheld:
David S. Oros	42,308,467	1,230,734
Robert W. D’Loren	43,092,689	446,512
James T. Brady	42,963,208	575,993
Jack B. Dunn IV	40,546,274	2,992,927
Edward J. Mathias	41,991,495	1,547,706
Jack Rovner	41,991,020	1,548,181
George P. Stamas	42,200,543	1,338,658
Marvin Traub	42,231,346	1,307,855
Paul Caine	43,239,524	299,677

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 was approved by the stockholders by the following vote:

Votes For:	Votes Against:	Abstain:	No Vote:
42,996,289	529,692	13,220	0

Earn-Out Payable Pursuant to UCC Acquisition

As previously disclosed on the Form 8-K filed on June 7, 2006 and in subsequent reports on Form 10-Q and Form 10-K, in connection with the Company's acquisition of UCC Capital Corp. (“UCC Capital”), UCC Consulting Corp. (“Consulting Corp.”) and UCC Servicing, LLC (“Servicing LLC,” and together with UCC Capital and Consulting Corp., “UCC”) on June 6, 2006, the Company agreed to issue additional merger consideration (in the form of an earn-out) of up to 2.5 million shares of Company common stock and $10 million in cash if future performance targets were met following closing. The former UCC securityholders include Robert W. D'Loren, our Chief Executive Officer and President, entities controlled by him, and James Haran, our Executive Vice President, M&A and Operations.

On September 5, 2007, the board of directors of the Company determined that based on the Company's stock performance and annualized earnings based on the financial statements included in the Form 10-Q for the quarter ended June 30, 2007, all performance targets had been satisfied. As a result, the former UCC securityholders are entitled to receive 2.5 million shares of Company common stock and $10 million in cash. At the closing of the UCC acquisition, the Company issued 900,000 shares of the earn-out consideration into an escrow account to be held pending satisfaction of the performance targets, which will now be released to the former UCC securityholders. An additional 1.6 million shares of Company common stock will now be issued to the former UCC securityholders. Messrs. D’Loren and Haran have previously reported their pro rata beneficial ownership in the 900,000 shares held in escrow in their respective filings under the Securities Exchange Act of 1934, as amended.

No additional consideration is payable to the former UCC securityholders pursuant to the UCC acquisition. The 2.5 million shares issued to the former UCC securityholders are not registered. However, the Company has agreed to register the resale of these shares on a registration statement that the Company intends to file shortly. The shares beneficially owned by Messrs. D’Loren and Haran are subject to further resale restrictions under the Company’s insider trading policy.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 5, 2007.

NEXCEN BRANDS, INC.

/s/ David B. Meister
By: David B. Meister
Its: Senior Vice President and Chief Financial Officer